Exhibit 5.1

July 26, 2021

Zevia PBC 15821 Ventura Blvd., Suite 145 Encino, CA 91436

Re:	Zevia PBC Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Zevia PBC, a Delaware public benefit corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of (i) up 5,348,811 shares of the Company’s Class A common stock, par value $0.001 per share (“Common Stock”), under the Zevia PBC 2021 Equity Incentive Plan (the “2021 Plan”); (ii) up to 1,986,000 shares of Common Stock subject to outstanding restricted stock units granted under the Zevia 2020 Incentive Plan (the “2020 Plan”); (iii) up to 1,295,370 shares of Common Stock subject to outstanding options granted under the Zevia LLC 2011 Unit Incentive Plan (the “2011 Plan”); (iv) up to 3,580,000 shares of Common Stock subject to outstanding restricted stock units (the “RSUs”); and (v) up to 737,306 shares of Common Stock subject to outstanding restricted phantom unit awards (the “Phantom Units”) (collectively, the shares under clauses (i) through (v), the “Shares”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2021 Plan, the 2020 Plan, or the 2011 Plan or recipients of the RSUs or Phantom Units that would expand, modify or otherwise affect the terms of the 2021 Plan, 2020 Plan, 2011 Plan, RSUs or Phantom Units or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Zevia PBC

July 26, 2021

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the 2021 Plan, 2020 Plan, 2011 Plan, RSUs or Phantom Units, as applicable, and against payment therefor in accordance with the terms of the form of agreement documenting the awards under which the Shares may be issued, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts. We express no opinion regarding any state securities laws or regulations.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson Dunn & Crutcher LLP